As filed with the Securities and Exchange Commission on August 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DERMATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-1510982
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

DERMATA THERAPEUTICS, INC.

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

 (Address of Principal Executive Offices) (Zip Code)

Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan

 (Full title of the plan)

Gerald T. Proehl

Chief Executive Officer

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

 (Name and address of agent for service)

Tel: (858) 800-2543

 (Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Dermata Therapeutics, Inc. (the “Registrant”) for the purpose of registering additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) under the Registrant’s 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). The number of shares of Common Stock available for grant and issuance under the 2021 Plan is subject to an automatic annual increase on January 1 of each year beginning in 2022 by an amount equal to 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year (the “Evergreen Provision”). On January 1, 2022, the number of shares of Common Stock available for grant and issuance under the Plan increased by 83,286 shares. This Registration Statement registers such additional shares of Common Stock, which were available for grant and issuance under the 2021 Plan pursuant to the Evergreen Provision as of January 1, 2022.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2021, (Registration No. 333-261606) including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not replaced hereby.

PART I

Information Required in the Section 10(a) Prospectus

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)

the Company’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended December 31, 2021, as filed with the Commission on March 28, 2022;

(b)

the Company’s quarterly reports on Form 10-Q filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal periods ended March 31, 2022 and June 30, 2022, as filed with the Commission on May 16, 2022 and August 15, 2022, respectively;

(c)

the Company’s current reports on Form 8-K filed with the Commission on January 13, 2022, February 4, 2022, March 2, 2022, March 28, 2022, April 25, 2022, May 16, 2022, May 17, 2022, June 22, 2022, June 24, 2022, July 11, 2022, and August 15, 2022 (other than any portions thereof deemed furnished and not filed);

(d)

the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-40739) filed with the Commission on August 11, 2021, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

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All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description		Incorporated by Reference			Filed
		Form	File No.	Exhibit	Filing Date	Herewith

4.1	Amended and Restated Certificate of Incorporation, as currently in effect	S-1/A	333-256997	3.2	8/6/2021

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation	8-K	001-40739	3.1	7/11/2022

4.3	Amended and Restated Bylaws, as currently in effect.	S-1/A	333-256997	3.4	8/6/2021

4.4	Specimen Stock Certificate of the Registrant	S-1/A	333-256997	4.1	8/6/2021

4.5	Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan	S-1/A	333-256997	10.2	8/6/2021

4.6	Amendment No. 1 to the Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan	S-1/A	333-256997	10.15	8/6/2021

4.7	Form of Nonqualified Stock Option Award	S-1/A	333-256997	10.3	8/6/2021

4.8	Form of Incentive Stock Option Award	S-1/A	333-256997	10.4	8/6/2021

5.1	Legal opinion of Lowenstein Sandler LLP					x

23.1	Consent of Mayer Hoffman McCann, P.C., Independent Registered Public Accounting Firm					x

23.2	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1)					x

24.1	Power of Attorney (contained on the signature page of this registration statement on Form S-8)					x

107.1	Filing Fee Table					x

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on August 26, 2022.

DERMATA THERAPEUTICS, INC.

By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald T. Proehl and Kyri K. Van Hoose, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald T. Proehl	Chief Executive Officer and Director (Principal Executive Officer)	August 26, 2022
Gerald T. Proehl

/s/ Kyri K. Van Hoose	Chief Financial Officer (Principal Financial and Accounting Officer)	August 26, 2022
Kyri K. Van Hoose

/s/ David Hale	Lead Director	August 26, 2022
David Hale

/s/ Wendell Wierenga	Director	August 26, 2022
Wendell Wierenga, Ph.D.

/s/ Mary Fisher	Director	August 26, 2022
Mary Fisher

/s/ Andrew Sandler, M.D.	Director	August 26, 2022
Andrew Sandler, M.D.

Steven J. Mento	Director	August 26, 2022
/s/ Steven J. Mento, Ph.D.

/s/ Kathleen Scott	Director	August 26, 2022
Kathleen Scott

/s/ Brittany Bradrick	Director	August 26, 2022
Brittan Bradrick

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